Exhibit 99.2

NONQUALIFIED STOCK OPTION AGREEMENT

(Granted under the 2004 Amended Stock Incentive Plan)

THIS NONQUALIFIED STOCK OPTION AGREEMENT is made effective the 5th day of September, 2006, by and between MORGAN BEAUMONT, INC., a Nevada corporation (hereinafter called the "Corporation"), and Jerry R. Welch (hereinafter called "Employee").

W I T N E S S E T H:

WHEREAS, Employee is Chief Executive Officer of the Corporation; and

WHEREAS, the Corporation considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation in the form of options to purchase shares of the Corporation's common stock; and

WHEREAS, the stock option granted hereunder is granted under the Corporation's 2004 Amended Stock Incentive Plan (the "Plan") pursuant to the terms of the Employment Agreement between the parties dated the 5th day of September, 2006; (the "Employment Agreement").

NOW, THEREFORE, the parties hereby agree as follows:

1.    Grant of Option. The Corporation hereby grants to Employee the right, privilege, and option (the "Option") to purchase a number of shares of its common stock, par value (the "Option Shares"), equal to 4.25% of the outstanding shares of the Corporation's total issued stock, options and warrants as of the earlier of the following (which date shall be referred to herein as the "Grant Date":

a.    The date five days following the date the Corporation completes its next round of permanent financing following August 31, 2006 (the "Financing"), currently expected to occur in the fourth calendar quarter of 2006, at a strike price equal to the market price on the Grant Date; or

b.    February 28, 2007, at a strike price equal to the market price on the Grant Date.

The strike price paid shall be referred to herein as (the "Option Price"). The grant hereunder shall be made in the manner and subject to the conditions hereinafter provided.

2.	Vesting of Option.
a.	The right to exercise this Option shall vest as follows:
i.	The Option Shares shall be divided into 28 equal installments.
ii.	The first six installments shall vest on February 28, 2007.

iii.    An additional installment shall vest on the final day of the month each month, and the final installment shall vest on December 31, 2008.

b.    No additional shares shall vest after the date of termination of Employee's "Continuous Employment", but this Option shall continue to be exercisable in accordance with this Agreement with respect to the number of shares that have vested as of the date of termination of the Employee's Continuous Employment. Continuous Employment shall mean employment by the Corporation or any subsidiary or parent of the Corporation that is uninterrupted except by leaves of absence approved by the Board of Directors of the Corporation.

c.    In the event of a Continuous Employment that is terminated due to death or total disability of Employee as set forth in the Employment Agreement, this Option shall become immediately and fully vested and exercisable.

d.    In the event of a Change in Control of the Corporation, if the Option remains outstanding, then:

i.     The Option shall become immediately vested and fully exercisable; and

ii.     Employee shall be entitled to exercise this Option in whole or in part and exchange the shares received on exercise for the consideration received by the holders of the Corporation's common stock in the Change in Control transaction.

e.    A Change in Control shall mean the occurrence prior to exercise or termination of the Option of:

i.     The acquisition by any "Person" (as the term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")) of any securities of Corporation which generally entitles the holder thereof to vote for the election of directors of the Corporation (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" (as defined in the Act) by such Person, would result in such Person "Beneficially Owning" (as defined in the Act) fifty percent or more of the combined voting power of Corporation's then outstanding Voting Securities; or

ii.     Corporation survives a merger, consolidation or other reorganization only as a subsidiary of an entity (other than an entity which was controlled by Corporation immediately prior to such merger, consolidation or other reorganization); or

iii.    Corporation sells, leases or exchanges all or substantially all of its assets to another person or entity (other than an entity controlled by Corporation); or

iv.	Corporation is dissolved; or

v.    Employee's Continuous Employment is terminated as a condition precedent to an event which would otherwise constitute a Change in Control.

3.    Time of Exercise of Option. Except as otherwise provided herein and unless the Option has terminated, the Option may be exercised, in whole or in part, at any time following vesting.

4.    Method of Exercise. The Option shall be exercised by written notice directed to the Corporation at its principal place of business, accompanied by check, wire, bankdraft or

711984.3

money order in payment of the Option Price for the number of shares specified and paid for. The Corporation shall direct the Corporation's transfer agent to make immediate delivery of such shares, provided that if any law or regulation requires the Corporation to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5.    Termination of Option. The Option, to the extent not previously exercised, shall terminate on the earlier of:

a.	the date 5 years following the Grant Date; and

b.    at the date 12 months following the time Employee's Continuous Employment ceases, for any reason.

6.    Reclassification. If and to the extent that the number of issued common shares of the Corporation shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to Option and the Option Price for them shall be proportionately adjusted.

7.    Rights Prior to Exercise of Option. The Option shall not be transferable or assignable by Employee, and during his lifetime is exercisable only by Employee or Employee's heirs within 12 months following Employee's death. Employee shall have no rights as a shareholder in the Option Shares until payment of the Option Price and delivery to him of such shares as herein provided.

8.    Unregistered Shares. The Option Shares may be unregistered shares at the time of issuance at the discretion of the Corporation. In the event unregistered shares are issued, the Corporation will endeavor to register the Option Shares as a part of the next registration statement filed by the Corporation following the issuance. Notwithstanding the foregoing, if the Corporation is in the process of preparing a registration statement at the time of exercise, the Option Shares shall not be entitled to be included in that registration statement, but shall, at the discretion of the Corporation, be included in the next subsequent registration statement filed by the Corporation after the filing then in preparation

9.    Employee Representations Regarding Investment Intent. Employee acknowledges and any person exercising the Option hereunder shall represent, warrant, covenant, and acknowledge as follows:

a.    Employee is purchasing the Option Shares for Employee's own account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of any applicable securities laws.

b.    Employee has had such opportunity as Employee has deemed adequate to obtain from representatives of the Corporation such information as is necessary to permit Employee to evaluate the merits and risks of Employee's investment in the Corporation.

c.    Employee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

711984.3

d.    Employee can afford a complete loss of the value of the Option Shares and is able to bear the economic risk of holding such shares for an indefinite period.

e.    Employee understands that (i) the Option Shares have not been registered under any applicable securities law and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, (ii) the Option Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under applicable securities laws or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Corporation's stock, adequate information concerning the Corporation is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Corporation and the Corporation has no obligation or current intention to register the shares under the applicable securities laws.

f.     A legend substantially in the following form will be placed on the certificate representing the Option Shares:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not required.

10.  Income Tax Withholding. Employee acknowledges that the Option and its exercise is governed by Section 83 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. As a condition to the exercise of the Option, Employee exercising the Option shall make available to the Corporation sufficient cash to satisfy the Corporation's tax and other withholding obligations, regardless of the source, arising from such exercise or shall otherwise enter into an arrangement approved by the Corporation, in its absolute discretion, to satisfy such withholding obligations. For the purposes of determining the applicable withholding amounts, the fair market value of the shares acquired by Employee exercising the Option shall be reasonably determined by the Corporation.

11.  Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto. The recitals hereof are true and correct and are hereby incorporated by reference.

12.  No Employment Contract Created. Nothing herein shall be construed to have created any contract for employment between Employee and Corporation, and nothing herein is intended to modify the terms of the Employment Agreement, except as specifically referenced therein.

13.  Conflicts with the Plan. The Option is subject to the terms and conditions of the Plan, a copy of which is incorporated herein by reference. In the event of inconsistency or conflict between the Plan and this Agreement, the terms and provisions of the Plan shall control.

14.  Florida Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. If any action, suit or

711984.3

proceeding is instituted as a result of any matter or thing affecting this Agreement, the parties hereby designate Manatee County, Florida, as the proper jurisdiction and the venue in which same is to be instituted.

15.  Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

16.  Counterparts. This Agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

17.  Entire Agreement. This Agreement, together with the Plan and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter herein and supersedes all prior written or oral agreements and understandings of the parties, either expressed or implied.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

DATE SIGNED:	MORGAN BEAUMONT, INC.
September 5, 2006	By:	/s/ Clifford Wildes
	As Its:	Chairman
EMPLOYEE
	By:	/s/ Jerry R. Welch
Jerry R. Welch

5

711984.3